Exhibit 10.2

STOCK AND WARRANT SUBSCRIPTION AGREEMENT EXACTUS, INC.

    This Stock and Warrant Subscription Agreement (the “Agreement”) is entered into as of June , 2016 (the “Effective Date”), by and between Exactus, Inc., a Nevada corporation (hereinafter the “Company”) and POC Capital, LLC, a California limited liability company (the “Subscriber”).

WHEREAS:

    A. In consideration for the Subscriber’s performance of its obligations under the Master Services Agreement by and among the Company, Integrium, LLC and the Purchaser of even date herewith (the “Master Services Agreement”), the Company wishes to issue to the Subscriber shares of its common stock (the “Common Stock”) and preferred stock (the “Preferred Stock”) and a warrant exercisable for shares of Common Stock in the number and upon the terms and conditions as set forth herein.

    B. The Company desires to issue to Subscriber up to 1,600,000 shares of its common stock, par value $0.0001 per share (the “Common Shares”), at a price per share of $0.30 and an aggregate issue price of Four Hundred Fifty Thousand US Dollars ($480,000.00) (the “Common Purchase Price”).

    C. The Company desires to issue to Subscriber up to 1,733,334 shares of its Series C Preferred Stock, par value $0.0001 per share, in the form of the Certificate of Designation for Series C Preferred Stock attached hereto (the “Preferred Shares”), at a price per share of $0.295 and an aggregate issue price of $511,333.53 (the “Preferred Purchase Price”); and

    D. The Company desires to issue to Subscriber a warrant exercisable for 1,666,667 shares of its common stock, par value $0.0001 (the “Warrant” and together with the Common Shares and Preferred Shares, the “Securities”), at price per warrant share of $0.0052 for an aggregate issue price of $8,666.67 (the “Warrant Purchase Price” and together with the Common Purchase Price and Preferred Purchase Price, the “Purchase Price”).

    E. Subscriber desires to acquire the Securities upon the terms and conditions herein.

    NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby agrees to be issued the Common Shares, the Preferred Shares and the Warrant by the Company at the Common Purchase Price, Preferred Purchase Price and Warrant Purchase Price, respectively, and the Company agrees to issue the Securities to Subscriber at the Purchase Price in consideration for the Subscriber’s fulfilment of its obligations to the Company pursuant to the Master Services Agreement.

1.2 The Securities subscribed to hereunder are issued by the Company in full satisfaction of, which is hereby acknowledged by the Subscriber, and in connection with the Company’s payment obligations to the Subscriber under the Master Services Agreement.

1.3 Promptly following the execution of this Agreement the Company will deliver to the Subscriber fully executed stock certificates representing the Common Shares and the Preferred Shares and a Warrant in the mutually agreed upon form attached hereto as Exhibit A, and record the same on the Company’s books.

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1 Subscriber hereby acknowledges, represents and warrants to the Company the following:

    (A) Subscriber acknowledges that the purchase of the Securities involves a high degree of risk in that the Company may require substantial additional funds;

    (B) Subscriber recognizes that acquiring the Securities of the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities;

    (C) Subscriber has such knowledge and experience in finance, securities, investments, including investment in unregistered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

    (D) The Subscriber is an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”);

    (E) Subscriber acknowledges that the market for shares of the Common Stock may be illiquid and, accordingly, Subscriber may not be able to liquidate the Common Shares;

    (F) Subscriber acknowledges that the market for shares of the Common Stock into which the Preferred Shares are convertible and for which the Warrant will be exercisable may be illiquid and, accordingly, Subscriber may not be able to liquidate its Preferred Shares and Warrant;

    (G) Subscriber acknowledges that the Securities are subject to significant restrictions on transfer as imposed by state and federal securities laws, including but not limited to a minimum holding period of the shorter of six (6) months or at such time that the Securities are registered with the SEC

    (H) Subscriber hereby acknowledges (i) that this offering of Securities has not been reviewed by the United States Securities and Exchange Commission or by the securities regulator of any state; (ii) that the Securities are being issued by the Company pursuant to an exemption from registration provided by Section 4(a)(2) of the Act; and (iii) that any certificate evidencing the Securities received by Subscriber will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

    (I) Subscriber is acquiring the Securities as principal for Subscriber's own benefit and not with a view to distribution, on behalf of the Company or otherwise, of the Securities or the shares of Common Stock into which the Preferred Shares are convertible and for which the Warrant is exercisable;

    (J) Subscriber is not aware of any advertisement of the Securities or any general solicitation in connection with any offering of the Securities;

    (K) Subscriber acknowledges receipt and review of the Company’s Certificate of Designation for Series C Preferred Stock, together with the opportunity and the Company’s encouragement to seek the advice and consultation of independent investment, legal and tax counsel;

    (L) Subscriber acknowledges and agrees that the Company has previously made available to Subscriber the opportunity to ask questions of and to receive answers from representatives of the Company concerning the Company and the Securities, as well as to conduct whatever due diligence the Subscriber, in its discretion, deems advisable. Subscriber is not relying on any information communicated by any representatives of the Company and is relying solely upon information obtained during Subscriber’s due diligence investigation in making a decision to invest in the Securities and the Company.

REPRESENTATIONS BY THE COMPANY

3.1 The Company represents and warrants to the Subscriber that:

    (A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B) Upon issue, the Securities will be duly and validly issued, fully paid and non-assessable shares of Common Stock, Series C Preferred Stock and Warrant of the Company, and issued in compliance with all applicable state and     federal laws concerning the issuance of securities.

    (C) The Company has reserved the Common Shares and Preferred Shares for issuance pursuant to this Agreement; the Common Stock subject to the Warrant for issuance upon exercise of the Warrants; the shares of Common Stock for issuance upon conversion of the Preferred Shares;

    (D) The rights, preferences, privileges and restrictions of the Common Shares are as stated in the Company’s Articles of Incorporation and of the Preferred Shares are state in the Company’s Articles of Incorporation and Certificate of Designation of even date herewith delivered to the Subscriber.

    (F) The Preferred Share are convertible into Common Stock on a one-for-one basis as of the date hereof, and the consummation of the transactions contemplated hereunder will not result in any anti- dilution adjustment or other similar adjustment to the outstanding shares of the Company’s capital stock.

    (G) Material Contracts. Except for the agreements explicitly contemplated hereby, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations of, or payments to, the Company in excess of $250,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) the grant of rights to manufacture, produce, assemble, license, market or sell the Company’s products or affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products (each, a “Material Contract”, collectively the “Material Contracts”). All of the Material Contracts are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. Neither the Company is nor is any other party to the Material Contracts in material default under any of such Material Contracts.

    (H) Intellectual Property.

       (a) Ownership. To the knowledge of the Company (without having conducted any special investigation or patent search), the Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a material adverse effect. The Company has not received any written communication alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity , nor is the Company aware of any basis therefor.

       (b) No Breach by Employees. The Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to their employment by the Company.

    (I) Title to Properties and Assets; Liens. To the knowledge of the Company, the Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a material adverse effect, and which have not arisen otherwise than in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above.

    (J) Compliance with Other Instruments. The Company is not in violation of any material term of its Articles of Incorporation or bylaws, each as amended to date, or, to the Company’s knowledge, in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a material adverse effect. To the Company’s knowledge, the Company is not in violation of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a material adverse effect. The execution and delivery of the Agreement by the Company, the performance by the Company of its obligations pursuant to the Agreement, and the issuance of the Securities and such shares of Common Stock into which the Securities may be convertible or for which the Securities may be exercisable, will not result in any material violation of, or materially conflict with, or constitute a material default under, the Company’s Articles of Incorporation or bylaws, each as amended to date, or any of its agreements, nor, to the Company’s knowledge, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

    (K) Litigation. There are no actions, suits, proceedings or investigations pending against the Company or its properties (nor has the Company received notice of any threat thereof) before any court or governmental agency. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding initiated by the Company currently pending or which the Company currently intends to initiate.

    (L) Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a material adverse effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

    (M) Offering. Subject to the accuracy of the Investors’ representations and warranties, the offer, sale and issuance of the Securities to be issued in conformity with the terms of this Agreement, the issuance of Common Stock to be issued upon exercise of the Warrants and the issuance of Common Stock upon conversion of the Preferred Shares, constitute transactions exempt from the registration requirements of the Act and, except for such notice requirements as may arise under applicable state law, from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

    (N) Tax Returns and Payments. The Company has timely filed all tax returns required to be filed by it with appropriate federal, state and local governmental agencies, except where the failure to do so would not have a material adverse effect. These returns and reports are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company’s knowledge, all other taxes due and payable by the Company have been paid or will be paid prior to the time they become delinquent. The Company has not been advised in writing (i) that any of its returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment with respect to its federal, state or local taxes.

TERMS OF SUBSCRIPTION

4.1 Upon acceptance of this subscription by the Company, all services paid for thereby under the Master Services Agreement shall be immediately available to the Company for its use.

4.2 Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Agreement to Subscriber’s address indicated herein.

4.3 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada. Exclusive venue for any dispute arising out of this Agreement or the Securities shall be the state or federal courts sited in New York City, New York.

4.4 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

CONDITIONS TO SUBSCRIBER’S OBLIGATION TO CLOSE

5.1 The Subscriber’s obligation to acquire the Securities upon the execution of this Agreement is subject to the fulfillment, on or before the date hereof, of each of the following conditions, unless waived by the Subscriber:

    (A) Representations and Warranties. The representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the date hereof.

    (B) Covenants. The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the date hereof.

    (C) Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities, as applicable.

    (D) Articles of Incorporation; Certificate of Designation. The Articles of Incorporation and Certificate of Designation shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Nevada, as applicable and necessary to authorize the Securities issued pursuant to this Agreement or for which the Securities issued pursuant to this Agreement are convertible or exercisable.

    (E) Consents and Waivers. The Company and the Subscriber shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreements.

    (F) Proceedings and Documents. All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Company, and the Company shall have been furnished with such instruments and documents as it shall have reasonably requested.

CONDITIONS TO COMPANY’S OBLIGATION TO CLOSE

6.1 The Company’s obligation to sell and issue the Securities is subject to the fulfillment on or before the date hereof of the following conditions, unless waived by the Company:

    (A) Representations and Warranties. The representations and warranties made by the Subscriber in this Agreement shall be true and correct in all material respects when made and shall be true and correct as of the date of hereof.

    (B) Covenants. The Subscriber shall have performed or complied with all covenants, agreements and conditions contained in the Agreements to be performed or complied with by the Subscriber on or prior to the date hereof in all material respects.

    (C) Compliance with Securities Laws. The Company shall be satisfied that the offer and sale of the Securities and the Common Stock into which the Securities may be convertible or for which the Securities may be exercisable shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any).

    (D) Articles of Incorporation; Certificate of Designation. The Articles of Incorporation and Certificate of Designation shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Nevada, as applicable and necessary to authorize the Securities issued pursuant to this Agreement or for which the Securities issued pursuant to this Agreement are convertible or exercisable.

    (E) Consents and Waivers. The Company and the Subscriber shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement.

    (F) Proceedings and Documents. All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Company, and the Company shall have been furnished with such instruments and documents as it shall have reasonably requested.

MISCELLANEOUS

7.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Subscriber.

7.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid or otherwise delivered by hand, messenger or courier service addressed:

    (A) if to Subscriber, to the Subscriber’s address as shown in the Company’s records, as may be updated in accordance with the provisions hereof; or

    (B) if to the Company, to the attention of the President or Chief Executive Officer of the Company at 4870 Sadler Road, Suite 300, Glen Allen, VA 23060, or at such other current address as the Company shall have furnished to the Investors.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

7.3 Expenses. The Company and the Subscriber shall each pay their own expenses in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall reimburse the invoiced fees of one counsel for the Subscriber, such amount not to exceed $10,000, within six months of presentation of a final invoice.

7.4 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transaction contemplated hereby for 1 year from the date hereof.

7.5 Entire Agreement. This Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

7.7 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.8 California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

7.9 Severability. If any provision of this Agreement becomes or is declared by a court of competent jusdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.11 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

7.13 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of appeals.

7.14 Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT. If the waiver of jury trial set forth in this section is not enforceable, then any claim or cause of action arising out of or relating to this Agreement shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

7.15 Obligation of Company. The Company agrees to use its reasonable efforts to enforce the terms of this Agreement, to inform the Subscriber of any breach hereof (to the extent the Company has knowledge thereof) and to assist the Subscriber in the exercise of its rights and the performance of its obligations hereunder.

ACCREDITED INVESTOR STATUS

8.1 ☑☑ By checking this box, Subscriber represents and warrants to the Company that the Subscriber is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Act”). The Subscriber acknowledges having reviewed and considered the definition of “Accredited Investor” as follows:

Accredited Investor Definition

The Subscriber will be an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Act”) if the Subscriber is any of the following:

    a) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

    b) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

    c) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

    d) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

    e) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000, exclusive of the value of such person’s primary residence;

    f) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

    g) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

    h) Any entity in which all of the equity owners are accredited investors.

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IN WITNESS WHEREOF, this Stock and Warrant Subscription Agreement is executed as of the Effective Date.

Number of Common Stock Shares
Subscribed For:                                                   1,600,000
Number of Series C Preferred Stock
Shares Subscribed For:                             1,733,334

Number of Warrant Shares Subscribed
For:                                                                        1,666,667

Total Purchase Price:                                          $1,000,000.20

Signature of Authorized Signatory:                 /s/ Daron Evans

Name of Authorized Signatory:                        Daron Evans

Title of Authorized Signatory:                          Managing Director

Name of Subscriber:                                           POC Capital, LLC

Address of Subscriber:                                      2995 Woodside Ave. Suite 400-121 , Woodside, CA 94062

Subscriber's tax ID#:                                          47-3250329

Subscriber 's Email Address:

ACCEPTED BY :

EXACTUS, Inc., a Nevada corporation

Signature of Authorized Signatory:                 /s/ Philip Young

Name of Authorized Signatory:                        Philip Young

Title of Authorized Signatory:                          CEO

EXHIBIT A

WARRANT